------------------------                                       -----------------
CUSIP No.  878155100                  13G                      Page 7 of 8 Pages
------------------------                                       -----------------


                            EXHIBIT 1 TO SCHEDULE 13G


                                FEBRUARY 13, 1996


        MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT LIMITED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

            MORGAN STANLEY GROUP INC.

BY:         /s/  Edward J. Johnsen
            --------------------------------------------------------------------
            Morgan  Stanley  Group Inc.
            Edward J. Johnsen / Vice-President Morgan Stanley & Co. Incorporated

            MORGAN STANLEY ASSET MANAGEMENT LIMITED

BY:         /s/ Peter A. Nadosy
            --------------------------------------------------------------------
            Morgan  Stanley  Asset Management Limited
            Peter A. Nadosy/ Director Morgan Stanley Asset Management Limited